UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2015

ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)

(614) 283-6500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Abercrombie & Fitch Co. (the "Company") held its 2015 Annual Meeting of Stockholders (the "2015 Annual Meeting") on June 18, 2015 at the offices of the Company located at 6301 Fitch Path, New Albany, Ohio. At the close of business on April 29, 2015, the record date for the 2015 Annual Meeting, there were a total of 69,550,630 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), outstanding and entitled to vote. At the 2015 Annual Meeting, 56,961,428, or 81.89%, of the outstanding shares of Class A Common Stock entitled to vote were represented by proxy or in person, and, therefore, a quorum was present.

The vote on the proposals presented for stockholder vote at the 2015 Annual Meeting was as follows:

Proposal 1 - Election of Ten Directors:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
James B. Bachmann	49,559,015	853,758	695,798	5,852,857
Bonnie R. Brooks	49,595,274	805,802	707,495	5,852,857
Terry L. Burman	49,730,957	669,950	707,664	5,852,857
Sarah M. Gallagher	49,757,358	656,533	694,680	5,852,857
Michael E. Greenlees	49,633,070	767,965	707,536	5,852,857
Archie M. Griffin	44,037,648	6,374,703	696,220	5,852,857
Arthur C. Martinez	49,230,457	1,183,552	694,562	5,852,857
Charles R. Perrin	49,743,808	656,140	708,623	5,852,857
Stephanie M. Shern	49,652,650	749,244	706,677	5,852,857
Craig R. Stapleton	49,399,612	1,014,214	694,745	5,852,857

Each nominee for election as a director of the Company was required to be elected by a majority of votes cast. Broker non-votes and abstentions were not treated as votes cast.

Each of James B. Bachmann, Bonnie R. Brooks, Terry L. Burman, Sarah M. Gallagher, Michael E. Greenlees, Archie M. Griffin, Arthur C. Martinez, Charles R. Perrin, Stephanie M. Shern and Craig R. Stapleton was elected as a director of the Company to serve for a term of one year to expire at the Annual Meeting of Stockholders of the Company to be held in 2016.

Proposal 2 - Approval of Amendments to the Company's Amended and Restated Bylaws to Implement "Proxy Access":

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Beneficial Holders of Class A Common Stock	44,116,071	6,264,922	706,437	5,852,857
Registered Holders of Class A Common Stock	17,426	2,609	1,106	N/A
Total	44,133,497	6,267,531	707,543	5,852,857

The affirmative vote of the holders of at least 75% of the outstanding shares of Class A Common Stock entitled to vote thereon was required for approval of the proposed amendments to the Company's Amended and Restated Bylaws. Abstentions and broker non-votes had the effect of votes "against" the proposed amendments. As a result of the vote disclosed above, the proposed amendments were not approved by the stockholders of the Company.

Proposal 3 - Approval of the Advisory Resolution to Approve Executive Compensation:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Beneficial Holders of Class A Common Stock	49,536,578	829,013	721,839	5,852,857
Registered Holders of Class A Common Stock	10,591	10,080	470	N/A
Total	49,547,169	839,093	722,309	5,852,857

The approval of the advisory resolution on executive compensation required the affirmative vote of a majority in voting interest of the stockholders of the Company present in person or by proxy and voting thereon. Broker non-votes were not treated as votes cast. Abstentions were not counted as votes "for" or "against" the proposal. As a result of the vote disclosed above, the advisory resolution on executive compensation was approved by the stockholders of the Company.

Proposal 4 - Ratification of Appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 30, 2016:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Beneficial Holders of Class A Common Stock	55,475,971	717,978	746,338	N/A
Registered Holders of Class A Common Stock	20,790	220	131	N/A
Total	55,496,761	718,198	746,469	N/A

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2016 required the affirmative vote of a majority in voting interest of the stockholders of the Company present in person or by proxy and voting thereon. Abstentions were not counted as votes “for” or “against” the proposal. As a result of the vote disclosed above, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2016 was ratified by the stockholders of the Company.
Proposal 5 - Stockholder Proposal on the Adoption of a Policy Regarding Accelerated Vesting of Equity Awards of Named Executive Officers upon a Change of Control:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Beneficial Holders of Class A Common Stock	18,264,741	32,052,854	769,835	5,852,857
Registered Holders of Class A Common Stock	6,432	13,259	1,450	N/A
Total	18,271,173	32,066,113	771,285	5,852,857

The approval of the stockholder proposal required the affirmative vote of a majority in voting interest of the stockholders of the Company present in person or by proxy and voting on the proposal. Abstentions and broker non-votes were not counted as votes “for” or “against” the stockholder proposal. As a result of the vote disclosed above, the stockholder proposal was not approved by the Company’s stockholders.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: June 18, 2015	By:	/s/ Robert E. Bostrom
Robert E. Bostrom
Senior Vice President, General Counsel
and Corporate Secretary